UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ] Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL SHIPHOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

__________________________________________________________________

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL SHIPHOLDING CORPORATION

17th Floor

Poydras Center

650 Poydras Street

New Orleans, Louisiana  70130

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

________________________

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

We will hold our annual meeting of stockholders in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama, on Tuesday, April 24, 2007, at 1:00 p.m., Mobile time, for the following purposes:

(i)

to elect a board of nine directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(ii)

to ratify the appointment of Ernst & Young LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2007, and

(iii)

to transact any other business that may properly come before the meeting or any adjournment thereof.

Only common stockholders of record at the close of business on February 28, 2007, are entitled to notice of and to vote at the annual meeting.

You are all cordially invited to attend the meeting in person.  However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  Your proxy may be revoked by appropriate notice to our Secretary at any time prior to the voting thereof.

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN

           Secretary

New Orleans, Louisiana

March 13, 2007

INTERNATIONAL SHIPHOLDING CORPORATION

17th Floor

Poydras Center

650 Poydras Street

New Orleans, Louisiana  70130

________________________

PROXY STATEMENT

________________________

We are furnishing this Proxy Statement to our stockholders to solicit proxies on behalf of the Board of Directors (the “Board”) for use at our annual meeting of stockholders to be held Tuesday, April 24, 2007, at 1:00 p.m., Mobile time, in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama.  The approximate date of mailing of this Proxy Statement and the enclosed form of proxy is March 13, 2007.

Only holders of record of our Common Stock at the close of business on February 28, 2007, are entitled to notice of and to vote at the meeting.  On that date, we had outstanding 6,119,187 shares of Common Stock, each of which is entitled to one vote.

You may revoke the enclosed proxy at any time prior to it being exercised by filing a written revocation or duly executed proxy bearing a later date with our Secretary.  The proxy will be deemed revoked if you are present at the annual meeting and elect to vote in person.

We will bear the cost of soliciting proxies in the enclosed form.  Proxies may be solicited by the use of the mails, personal interview, telephone, telegraph, facsimile, or e-mail.  Additionally, we will request that banks, brokerage houses and other institutions, nominees, and fiduciaries forward the soliciting material to their principals and obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their expenses incurred in connection therewith.

PRINCIPAL STOCKHOLDERS

The following persons, in addition to three directors whose ownership information is set forth under “Election of Directors,” were known by us to own beneficially more than five percent of our Common Stock (our only outstanding voting security) as of the date noted below.  The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed.  Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	916,062 (1)	14.97%

Donald Smith & Co., Inc. 152 West 57th Street New York, New York 10019	508,479 (2)	8.31%

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	474,800 (3)	7.76%

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	337,663 (4)	5.52%

(1)

Based on information contained in Schedule 13G as of December 31, 2006, filed jointly with T. Rowe Price Small-Cap Value Fund, Inc. (which holds sole voting power with respect to 912,562 shares, representing 14.91% of the shares outstanding).  T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments with respect to all reported shares.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)

Based on information contained in Schedule 13G as of December 31, 2006.  Donald Smith & Co., Inc. is a registered investment advisor and has sole voting power with respect to 387,279 shares and sole dispositve power with respect to all 508,479 shares.

(3)

Based on information contained in a joint filing on Schedule 13G as of December 31, 2005, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.    Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to all 474,800 shares.  FRI is the parent holding company of Franklin Advisory Services, LLC, an investment advisor.  Charles B. Johnson and Rupert H. Johnson, Jr., are principal shareholders of FRI.  FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC disclaim any economic interest or beneficial ownership in any of the shares.

(4)

Based on information contained in Schedule 13G as of December 31, 2006.  Dimensional Fund Advisors LP (Dimensional), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts.  Dimensional disclaims beneficial ownership of the securities.

ELECTION OF DIRECTORS

Our by-laws authorize the Board of Directors to fix the size of the Board, and the Board has fixed the number of directors at nine.  Proxies cannot be voted for a greater number of persons.  Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified.  In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board.

The following table sets forth certain information as of February 28, 2007, concerning the nominees and all directors and executive officers as a group, including their beneficial ownership of shares of our Common Stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  All of the director nominees are now serving a one-year term as a director.  Unless otherwise indicated, the shares of our Common Stock shown as being beneficially owned are held with sole voting and investment power.  The only executive officer named in the Summary Compensation Table who is not also a nominee for director is Manuel G. Estrada, 52, Vice President and Chief Financial Officer, who does not beneficially own any shares of our Common Stock.

Director Independence

A majority of the director nominees are “independent directors” as defined by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).  Generally, a director does not qualify as an independent director if the director (or in some cases members of the director’s immediate family) has, or in the past three years has had certain material affiliations with us, our external or internal auditors, or other companies that do business with us.  The Board has determined that such independent directors, who are Messrs. Grehan, Lane, Lupberger, O’Brien, and Trowbridge, have no relationship with us that would prevent them from qualifying as independent under the requirements of the NYSE and the SEC.  In making that determination regarding Mr. Grehan and Mr. Lane, the Board reviewed the relationships described under “Board of Director and Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions” provided later in this Proxy Statement involving transactions in which members of Mr. Grehan’s family have an interest, and also in which the company for which Mr. Lane serves as Chief Executive Officer has an interest.  The Board determined that those relationships do not prevent Mr. Grehan and Mr. Lane from qualifying as independent under the requirements of the NYSE and the SEC.

The Board recommends a vote FOR each of the nominees named below.

    Name, Age, Principal Occupation, and

       Director

Shares of Common Stock             Percent

  Directorship in Other Public Corporations

         Since

     Beneficially Owned              of Class (1)

Niels W. Johnsen, 84 (2)(3)  . . . . . . . . . . . . . . . . . . . .

         1979

877,107 (4)

             14.33%

Formerly Chairman of the Board and

Chief Executive Officer of

International Shipholding Corporation

One Whitehall Street

New York, New York 10004

Erik F. Johnsen, 81 (3)(5)  . . . . . . . . . . . . . . . . . . . . .

1979

555,428 (6)

            9.08%

Chairman of the Board and

Chief Executive Officer of

International Shipholding Corporation

650 Poydras Street, Suite 1700

New Orleans, Louisiana  70130

(continued on page 4)

    Name, Age, Principal Occupation, and

       Director

Shares of Common Stock             Percent

  Directorship in Other Public Corporations

         Since

     Beneficially Owned              of Class (1)

Niels M. Johnsen, 61 (3)(7)  . . . . . . . . . . . . . . . . . . . .

1988

561,353 (8)

            8.88% (1)

President of International Shipholding Corporation

One Whitehall Street

New York, New York 10004

Erik L. Johnsen, 49 (3)(9)  . . . . . . . . . . . . . . . . . . . . .

1994

275,790 (10)

           4.36% (1)

Executive Vice President of

International Shipholding Corporation

650 Poydras Street, Suite 1700

New Orleans, Louisiana  70130

Harold S. Grehan, Jr., 79 (11)  . . . . . . . . . . . . . . . . . .

1979

 85,518

              1.40%

Formerly Vice President of

International Shipholding Corporation

Edwin Lupberger, 70 (12)  . . . . . . . . . . . . . . . . . . . . .

1988

2,500

*

President, Nesher Investments, LLC; formerly

Chairman of the Board and Chief Executive

Officer of Entergy Corporation; trustee,

The Lupberger Foundation

Raymond V. O'Brien, Jr., 79 (13)  . . . . . . . . . . . . . . . .

1979

   1,000

*

Formerly Chairman of the Board and Chief

Executive Officer of Emigrant Savings Bank

Edward K. Trowbridge, 78 (14)  . . . . . . . . . . . . . . . . .

1994

      625 (15)

*

Formerly Chairman of the Board and Chief

Executive Officer of Atlantic Mutual Companies

H. Merritt Lane, III, 45 (16)  . . . . . . . . . . . . . . . . . . . .

2004

 0

*

President, Chief Executive Officer, and a director

of Canal Barge Company, Inc.

All executive officers and directors as a group (10 persons)

          2,134,659

          32.74% (1)

(1)

Shares subject to currently exercisable options are deemed to be outstanding for purposes of computing the percentage of outstanding shares of our Common Stock owned by the person holding such options and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the individual ownership percentage of any other person.  Shares reported in this table include 400,000 shares subject to currently exercisable options that are beneficially owned by Niels M. Johnsen (200,000) and Erik L. Johnsen (200,000).  An asterisk indicates ownership of less than 1% of our Common Stock.

(2)

Niels W. Johnsen served as our Chairman and Chief Executive Officer from our formation in 1979 until he retired in 2003.  He was one of the founders of Central Gulf Lines, Inc. (“Central Gulf”), one of our principal subsidiaries, in 1947.  Mr. Johnsen has served as a consultant for us since retiring as Chairman and Chief Executive Officer.

(3)

Niels W. Johnsen and Erik F. Johnsen are brothers.  Niels M. Johnsen is the son of Niels W. Johnsen.  Erik L. Johnsen is the son of Erik F. Johnsen.

(4)

Includes 224,622 shares owned by a corporation of which Niels W. Johnsen is the controlling shareholder, President, and a director.

(5)

Erik F. Johnsen became our Chairman and Chief Executive Officer in 2003.  He previously served as our President and Chief Operating Officer and served on our Board as a director since our formation in 1979.  He was one of the founders of Central Gulf in 1947.  At our Board meeting on January 24, 2007, Mr. Johnsen announced that he would step down as our Chairman of the Board and Chief Executive Officer as of our Annual Meeting of Stockholders scheduled for April 24, 2007.

(6)

Includes:

•

133,908 shares held by the Erik F. Johnsen Family Limited Partnership of which Mr. Johnsen is General Partner and

•

53,812 shares owned by the Erik F. Johnsen Family Foundation of which Mr. Johnsen claims no beneficial ownership but maintains voting and disposition rights.

(7)

Niels M. Johnsen joined Central Gulf in 1970 and held various positions before being named President of International Shipholding Corporation in 2003.  He also serves as Chairman of each of our principal subsidiaries, except Waterman Steamship Corporation for which he serves as President.  At our Board meeting on January 24, 2007, the Board approved a succession plan that will be effective as of our Annual Meeting of Stockholders scheduled for April 24, 2007, by which Niels M. Johnsen will become our Chairman of the Board and Chief Executive Officer upon Erik F. Johnsen stepping-down from those positions.  Mr. Johnsen has been a trustee and director of Atlantic Mutual Companies since 2002.

(8)

Includes:

•

2,968 shares held in trust for Niels M. Johnsen’s child of which he is a trustee,

•

224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and director, which are the same shares included in the total shares beneficially owned by Niels W. Johnsen as discussed in note (4), and

•

200,000 shares that Mr. Johnsen has the right to acquire pursuant to currently exercisable stock options.

(9)

Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named Vice President of International Shipholding Corporation in 1987.  In 1997, he was named as our Executive Vice President and President of each of our principal subsidiaries, except Waterman Steamship Corporation for which he serves as Executive Vice President.  At our Board meeting on January 24, 2007, the Board approved a succession plan that will be effective as of our Annual Meeting of Stockholders scheduled for April 24, 2007, by which Erik L. Johnsen will become our President upon Niels M. Johnsen, who is our current President, assuming the position of Chairman of the Board and Chief Executive Officer.

(10)

Includes 16,250 shares held in trust for Erik L. Johnsen’s children of which he is a trustee, and 200,000 shares that he has the right to acquire pursuant to currently exercisable stock options.

(11)

Mr. Grehan has served on our Board of Directors since our formation in 1979.  He also served as Vice President from our formation in 1979 until he retired in 1997.

(12)

Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998.  He is the Chairperson of the Audit Committee of the Board.

(13)

Mr. O'Brien served as Chairman of the Board and Chief Executive Officer of the Emigrant Savings Bank from 1978 to 1992.  He is the Chairperson of the Compensation Committee of the Board.

(14)

Mr. Trowbridge served as Chairman of the Board and Chief Executive Officer of Atlantic Mutual Companies from 1988 to 1993.  He served as President and Chief Operating Officer of the Atlantic Mutual Companies from 1985 to 1988.  He is the Chairperson of the Nominating and Governance Committee of the Board.

(15)

Shares owned jointly with wife.

(16)

Mr. Lane has served as President and Chief Executive Officer of Canal Barge Company, Inc. since 1994 and as a director of that company since 1988.

As of February 28, 2007, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children, and grandchildren (collectively, the “Johnsen Family”) beneficially owned an aggregate of 2,361,654 shares or 36.23% of our Common Stock (which includes currently exercisable options to acquire 400,000 shares).  To the extent they act together, the Johnsen Family may be deemed to be in control of International Shipholding Corporation.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, which operate under written charters adopted by the Board.  The Audit and the Nominating and Governance Committees are each composed of the same five directors, Messrs. Grehan, Lane, Lupberger, O'Brien, and Trowbridge, who are all independent as independence for audit committee members is defined under the SEC requirements and NYSE listing standards.  The Compensation Committee is composed of Messrs. Lane, Lupberger, O’Brien, and Trowbridge.

Audit Committee

The Audit Committee assists the Board in monitoring the following:

•

the integrity of our financial statements,

•

the qualifications and independence of our independent auditors,

•

the performance of our internal audit function, internal audit personnel and independent auditors, and

•

our compliance with legal and regulatory requirements.

The Audit Committee has two audit committee financial experts.   Mr. Lupberger, who also serves as the chairperson of this committee, and Mr. Lane both qualify as audit committee financial experts.  The Audit Committee met four times during 2006.

Compensation Committee

The Compensation Committee, which is comprised solely of independent directors, has the following responsibilities, among others:

•

discharging the Board’s responsibilities related to the CEO’s compensation,

•

making recommendations to the Board with respect to non-CEO executive compensation,

•

administering our Stock Incentive Plan, and

•

making decisions on the grant of stock options.

Erik F. Johnsen, our Chief Executive Officer and Chairman of the Board, presents his recommendations for the salaries of all the executive officers other than himself to the Compensation Committee. Mr. Johnsen also recommends any executive officer bonus plans to the Compensation Committee.

The Compensation Committee has the authority to retain consultants to be used to assist in the evaluation of CEO and non-CEO executive compensation.

Mr. O’Brien is the chairperson of the Compensation Committee.  The Compensation Committee met once during 2006.

Nominating and Governance Committee

The Nominating and Governance Committee’s primary responsibilities include the following:

•

identifying individuals qualified to become Board and Board committee members,

•

selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, and

•

developing and recommending to the Board a set of corporate governance principles applicable to our company.

The Nominating and Governance Committee’s policy for identifying individuals qualified to fill vacant director positions or to stand for re-election is to consider suggestions from all Board members and to evaluate the following general criteria for each potential nominee:

•

demonstration of practical wisdom, sound judgment and a broad range of experience that is relevant to our business and is complementary to the background of the other directors,

•

commitment to devoting the time necessary to carry out their responsibilities,

•

commitment to serving on the Board for a sufficient period of time to develop knowledge about the business, and

•

commitment to objectively representing the best interests of our stockholders.

The Nominating and Governance Committee will evaluate director nominations from stockholders using the same criteria used for all other nominees.  Stockholders may submit proposals regarding director nominations by forwarding the proposal to our Secretary at 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007 and after that date to our Secretary at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602.  Mr. Trowbridge is the chairperson of this committee.  The Nominating and Governance Committee met once during 2006.

Committee Charters

The Charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Investor Relations section of our website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention: Manuel G. Estrada, Vice President, 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007, and after that date to Mr. Estrada at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602.

Director Compensation

Each non-management director other than Niels W. Johnsen is paid an annual fee of $25,000 to serve on the Board and fees of $1,000 for each meeting of the Board or a committee thereof attended.  There were four Board meetings and six committee meetings during 2006.  All non-management directors other than Niels W. Johnsen are members of each of the committees except that Mr. Grehan is not a member of the Compensation Committee, which met once during 2006.  Directors are expected to attend the annual meeting of our stockholders, and all did attend the 2006 meeting except that Niels M. Johnsen was traveling out of the country and unable to attend.  Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2006.  The compensation of the non-management directors is provided in the following table:

Director Compensation
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Niels W. Johnsen	0	160,000(1)	160,000
Harold S. Grehan	34,000	0(2)	34,000
H. Merritt Lane, III	35,000	0	35,000
Edwin Lupberger	35,000	0	35,000
Raymond V. O’Brien, Jr.	35,000	0	35,000
Edward K. Trowbridge	33,000	0	33,000

(1)  Since his retirement as Chairman of the Board and Chief Executive Officer in 2003, Niels W. Johnsen has provided consulting services to us in the areas of vessel chartering and finance for which he was paid $125,000 in 2006.  The consulting agreement in place during 2006 expired December 31, 2006 and was renewed January 1, 2007 for an additional year.  The annual fee for 2007 was increased to $250,000.  We also paid a legal firm $35,000 for routine tax advice and research provided to Mr. Johnsen during 2006.  Additionally, in 1988 when Mr. Johnsen served as CEO, we entered into an agreement with him whereby his estate will be paid approximately $822,000 upon his death.  We have reserved amounts sufficient to fund this death benefit and so there was no additional cost to us in 2006 to fund this benefit.  As a former employee, Mr. Johnsen also received retirement benefits in 2006 through our qualified Retirement Plan.

(2)  As a former employee, Mr. Grehan received retirement benefits in 2006 through our qualified Retirement Plan.

Non-Management Director Sessions

The non-management members of the Board met four times in executive sessions during 2006.  All of the non-management directors, including Messrs. Grehan, Lane, Lupberger, O’Brien, and Trowbridge, attended at least 75% of the executive sessions.  During 2006, selection of the presiding director at these meetings followed the established procedure by which the role of presiding director rotates in order among the non-management directors.

Communication with the Board of Directors

Stockholders may communicate directly with the Board of Directors, or with any individual director, by writing to the Chairman of the Board of Directors at 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007 and after that date by writing to the Chairman at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602.  The Chairman will forward the stockholder’s communication to the appropriate director or officer for response.

Interested parties, including stockholders, who wish to communicate directly with the non-management members of the Board of Directors as a group should direct their correspondence to:  International Shipholding Corporation, Attn: Non-Management Members of the Board of Directors (c/o Director of Internal Audit), 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007 and after that date to the Non-Management Members at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602.  The Director of Internal Audit will not share such communications or their subject matter with our management and will provide all such communications to the non-management director who will preside at the next scheduled executive session of non-management directors, prior to that meeting.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board has adopted a Code of Business Conduct and Ethics for Officers, Directors and Employees, including our principal executive officer, principal financial officer, and principal accounting officer, and has adopted Corporate Governance Guidelines.  These are available on the Investor Relations section of our website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President, 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007 and after that date to Mr. Estrada at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602.

Audit Committee Report

To the Board of Directors of International Shipholding Corporation:

In connection with the Annual Report on Form 10-K for International Shipholding Corporation for the year ended December 31, 2006, we have (i) reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2006, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.  Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for International Shipholding Corporation for the year ended December 31, 2006.

Submitted by the Audit Committee members:

Harold S. Grehan, Jr., H. Merritt Lane, III, Edwin Lupberger, Raymond V. O’Brien, Jr., and Edward K. Trowbridge

Audit Fees

The following table sets forth the fees for professional services rendered by Ernst & Young LLP, our principal independent accountants, for the fiscal years ended December 31, 2006 and 2005:

	2006	2005
Audit Fees (1)	$ 382,500	$ 481,159
Audit Related Fees (2)	25,750	32,050
Tax Fees (3)	80,337	22,100

Total Fees	$ 488,587	$ 535,309

(1)

Audit Fees include fees for the audit of our consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services related to statutory audits of certain of our subsidiaries.  The 2005 fees were revised compared to what was disclosed in our 2006 proxy statement to include subsequent fees incurred for U.S. GAAP financial statements of our foreign unconsolidated subsidiaries that were needed for filing in our Form 10-K(A).  The 2006 fees do not include future audit fees that will be incurred for the same services related to foreign unconsolidated subsidiaries.

(2)

Audit Related Fees include fees for audits of our employee benefit plans and consultations as to the accounting treatment and disclosure of certain transactions.

(3)

Tax Fees include fees for tax compliance and consulting services.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee pre-approved 100% of the services associated with the audit fees, audit-related fees, and tax fees for the fiscal year ended December 31, 2006.

The Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of Ernst & Young LLP from us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation structure for 2006 was comprised primarily of salaries and incentive bonuses.  Our executive officers also participate, along with our other employees, in our insurance program and in our defined benefit pension plan.  Our Chief Executive Officer is also provided with life insurance and certain other perquisites.  In determining the elements of the compensation program, the Compensation Committee’s objective was to create executive incentives by offering a program that is competitive in the regional market and that is also a reasonable component of our total general and administrative expenses in relation to our earnings.  For 2006, the salaries of the executive officers were increased by four percent, which was consistent with our company-wide budgetary guidelines, except that the salary of our Chief Financial Officer, Mr. Estrada, was increased by eighteen percent from $140,000 to $165,000, which the Compensation Committee believed to be consistent with the market for his position.  At the Compensation Committee’s most recent meeting, in January of 2007, our executive compensation was evaluated in comparison with other maritime companies and a national average to ensure that we continue to offer a competitive program.

Erik F. Johnsen, our Chief Executive Officer and Chairman of the Board, presented his recommendations for the 2006 salaries of all executive officers other than himself to the Compensation Committee.  The Compensation Committee recommended and the Board approved those salaries for 2006 disclosed later in this Proxy Statement in the Summary Compensation Table.  Mr. Johnsen’s salary was increased by $13,600 and set at $353,600 by the Compensation Committee in 2006.  We also pay for certain perquisites for Mr. Johnsen and provide certain life insurance benefits, as described in the notes to the Summary Compensation Table later in this Proxy Statement, as a component of his overall compensation.  As described in the “Board of Director and Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions” provided later in this Proxy Statement, we have agreed to enter into a consulting arrangement with Mr. Johnsen upon his retirement as of the date of the Annual Meeting of Stockholders scheduled for April 24, 2007.

The Board and the Compensation Committee believe that a portion of executive compensation should be tied to corporate performance.  Accordingly, the Bonus Plan for 2006 (the “2006 Plan”) adopted by the Board was based on our achievement of certain quarterly and annual profit levels.  The 2006 Plan offered an opportunity for all eligible employees, including the executive officers, to earn incentive cash bonuses of up to four weeks of their annual salaries.  All employees who were employed on the date that the bonus was paid, which was generally one month after the end of the quarter for which the bonus was applicable, were eligible to receive the bonus if they were also employed on the first day of the quarter for which the bonus was applicable.   The quarterly target profit levels for the 2006 Plan were based on income before gains on sales of assets and provision for income taxes for each of the second, third and fourth quarters of $2,168,000, $4,065,000, and $5,230,000, respectively, and the annual target  profit level was based on income before gains on sales of assets and provision for income taxes of $11,048,000.  The 2006 Plan did not include the opportunity to earn a bonus based on first quarter profit.  If the target levels for any quarter or quarters were not achieved, the 2006 Plan provided the opportunity to earn the full four weeks bonus at the end of the year if the annual target profit level was achieved.  Although the target profit levels for the second and third quarters were not achieved, the target profit levels for the fourth quarter and for the full year of 2006 were exceeded resulting in four weeks bonus being earned by all eligible employees, all of which was paid early in 2007.  The 2006 Plan is formulaic and no discretion was exercised to reduce or increase the bonus amount.

Although we have a Stock Incentive Plan, we have not made grants of stock options since 1998.

Since each executive officer’s annual compensation is substantially less than $1 million, the Board does not believe that any action is necessary in order to ensure that all executive compensation paid in cash will continue to be deductible by us under Section 162(m) of the Internal Revenue Code.  In addition, stock options granted in accordance with the terms of the Stock Incentive Plan qualify as “performance-based” compensation and are excluded in calculating the $1 million limit on executive compensation.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)		Total ($)
Erik F. Johnsen,	2006	353,600	27,200	(3)	47,132	(1)	427,932
Chairman of the Board
and Chief Executive Officer

Niels M. Johnsen,	2006	332,800	25,600	81,167	1,000	(2)	440,567
President

Erik L. Johnsen,	2006	312,000	24,000	48,110	1,000	(2)	385,110
Executive Vice President

Manuel G. Estrada,	2006	165,000	12,692	31,948	1,000	(2)	210,640
Vice President and
Chief Financial Officer

The table above sets forth for the fiscal year ended December 31, 2006, the compensation paid by us to our Chief Executive Officer and our three other executive officers who served during 2006.  The four individuals included in the table represent all of our executive officers who served during 2006.

(1)

Mr. Johnsen receives accounting and bookkeeping services from a contract employee who we paid $30,000 for those services in 2006.  Additionally, we entered into an agreement with Mr. Johnsen in 1988 whereby his estate will be paid approximately $626,000 upon his death.  To fund this death benefit, we maintain a life insurance policy at an annual cost of $17,132.

(2)

Consists of contributions we made to our 401(k) plan on behalf of the employee.

(3)

Mr. Johnsen has received annual distributions from the Retirement Plan since April of 1997 when he reached 70.5 years of age as required under the Retirement Plan’s minimum distribution rule for beneficial owners of more than 5% of our Common Stock.  During 2006, he received distributions of $88,022 from the Retirement Plan.  Mr. Johnsen’s change in pension value for 2006 was a negative $30,017.

(4)

Perquisites that we provided to each of the executive officers included in this table, other than those provided to Erik F. Johnsen and described in note (1), have a value of less than $10,000.

Grants of Plan-Based Awards
	Estimated possible payouts under non-equity incentive plan awards
Name	Threshold ($)	Target ($)	Maximum ($)
Erik F. Johnsen	6,800	27,200	27,200
Niels M. Johnsen	6,400	25,600	25,600
Erik L. Johnsen	6,000	24,000	24,000
Manuel G. Estrada	3,173	12,692	12,692

The table above includes the estimated possible payouts that were available to our executive officers as of the beginning of 2006 under the Bonus Plan for 2006 described earlier in the Compensation Discussion and Analysis section of this Proxy Statement.

Stock Incentive Plan

The following table presents information with respect to stock option exercises and values under our Stock Incentive Plan.  No stock option grants occurred in 2006.  The only persons named in the Summary Compensation Table who were employed by us at December 31, 2006 and who are not listed below, Erik F. Johnsen and Manuel G. Estrada, have never been granted options under the Stock Incentive Plan.

Outstanding Equity Awards at December 31, 2006
Option Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option exercise price ($)	Option expiration date
Niels M. Johnsen	200,000	0	14.125	April 14, 2008
Erik L. Johnsen	200,000	0	14.125	April 14, 2008

Pension Plan

We have in effect a defined benefit pension plan (the “Retirement Plan”), in which all of our employees and all employees of our domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service.  Computation of benefits payable under the plan is based on years of service, up to thirty years, and the employee's highest sixty consecutive months of compensation, which is defined as the participant’s base salary plus overtime, excluding incentive pay, bonuses or other extra compensation, in whatever form.

The benefit provided by the Retirement Plan’s formula is subject to certain constraints under the Internal Revenue Code.  For 2007, the maximum annual benefit generally is $180,000 under Code Section 415.  Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 2007 is $225,000.  These dollar limits are subject to cost of living increases in future years.  Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2006 with a salary of $220,000, except that Mr. Estrada was credited with his actual salary.

The following table includes information regarding the pension benefits available under the Retirement Plan for each of our executive officers as of December 31, 2006:

Pension Benefits

	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name	(#)	($)	($)
Erik F. Johnsen	54	783,190	88,022

Niels M. Johnsen	36	776,714	0

Erik L. Johnsen	27	352,936	0

Manuel G. Estrada	28	201,460	0

The present values of the accumulated benefits reported in this table were calculated using the same participant data, plan provisions and actuarial assumptions used to calculate our 2006 retirement plan expense in accordance with Statement of Financial Accounting Standards No. 87, except that Securities and Exchange Commission rules require the modified assumption that participants defer their retirement until the earliest age they are eligible for an unreduced benefit, which is age sixty-five under the Retirement Plan.  See Note F “Employee Benefit Plans,” of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2006.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

H. Merritt Lane, III, Edwin Lupberger, Raymond V. O’Brien, Jr., and Edward K. Trowbridge

BOARD OF DIRECTOR AND COMPENSATION COMMITTEE INTERLOCKS,

INSIDER PARTICIPATION IN COMPENSATION DECISIONS, AND CERTAIN TRANSACTIONS

During the last fiscal year, none of our executive officers served as a director, or member of the Compensation Committee, of another entity, one of whose executive officers served on our Board.

Furnished below is information regarding certain transactions in which our executive officers and directors or members of their immediate families had an interest during 2006.

Niels W. Johnsen has an agreement with us to provide consulting services to us in the areas of vessel chartering and finance for which he was paid $125,000 in 2006.  That agreement expired December 31, 2006 and was renewed January 1, 2007 for an additional year.  The annual fee for 2007 was increased to $250,000.  Erik F. Johnsen will also enter into a consulting agreement with us upon his retirement, which is planned to occur as of the date of the Annual Meeting of Stockholders scheduled for April 24, 2007.  The terms of that agreement will be the same as those included in the agreement with Niels W. Johnsen.

R. Christian Johnsen, a son of Erik F. Johnsen, our Chairman of the Board, serves as our Secretary and is a partner in the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, which has represented us since our inception.  H. Hughes Grehan, a son of Harold S. Grehan, Jr., one of our directors, serves as our Assistant Secretary and is a partner and member of the Board of Directors of the same law firm.  We paid fees of $886,000 to the firm for legal services rendered to us during 2006.  We believe that these services are provided on terms at least as favorable to us as could be obtained from unaffiliated third parties.

James M. Baldwin, a son-in-law of Erik F. Johnsen, our Chairman of the Board, and brother-in-law of Erik L. Johnsen, our Executive Vice President, is employed by us in a non-executive officer position and received compensation for the year ended December 31, 2006, of $169,200.  We also employ Brooke Y. Grehan, a son of Harold S. Grehan, Jr., one of our directors, in a non-executive officer position.  Brooke Y. Grehan’s compensation from us for the year ended December 31, 2006, was less than $120,000.  Compensation consists of annual salaries and bonuses earned during 2006.

Canal Barge Company, Inc., the company for which Mr. Lane serves as Chief Executive Officer and as a member of the Board of Directors and is a 7.8133% stockholder, provided services to certain of our subsidiaries during 2006.  Payments for those services totaled approximately $94,100, which is less than 2% of the revenues of Canal Barge Company, Inc.

Our policy on related party transactions requires that such transactions be approved by our Chief Financial Officer who is responsible for reporting approved transactions to management and to the Audit Committee.  For the purposes of this policy, related parties include our employees, our affiliates, our principal owners, members of the immediate family of our employees or principal owners, trusts for the benefit of our employees, and any entity for which our investment is accounted for by the equity method.  Examples of transactions addressed by the policy include the sale or purchase of assets, leasing of property or equipment, and charges for consulting or administrative services.  Since this written policy on related party transactions was established early in 2007, it was not in place at the time of the above-disclosed transactions.  However, related party transactions are reviewed annually by the Audit Committee pursuant to their Charter, and the Nominating and Governance Committee annually assesses transactions that are considered in determining the independence of the non-management directors.  In this regard the transactions discussed above associated with Mr. Grehan and Mr. Lane were reported to the members of the Audit Committee and the Nominating and Governance Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  Executive officers, directors, and persons who beneficially own more than ten percent of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

During 2006, Mr. Lupberger, one of our directors, filed a late report of change in ownership of our Common Stock to report the acquisition in March of 2001 of 131 shares of our Common Stock.

Based solely upon review of the copies of reporting forms furnished to us, and written representations that no other reports were required, with the one exception described earlier, we believe all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to directors, officers, and any persons holding more than ten percent of our Common Stock with respect to the fiscal year ended December 31, 2006, were satisfied on a timely basis.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Our 2006 financial statements were audited by Ernst & Young LLP (“E&Y”).  The Audit Committee of the Board has appointed E&Y as our independent auditors for the fiscal year ending December 31, 2007, and the Board is submitting that appointment to its stockholders for ratification at the annual meeting.  E&Y became our independent auditors on June 21, 2002.  Representatives of E&Y will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish.  If the stockholders do not ratify the appointment of E&Y by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the Audit Committee and the Board will reconsider the selection of independent auditors.

The Board of Directors recommends a vote FOR this proposal.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of our outstanding shares of Common Stock is necessary to constitute a quorum.  If a quorum is present, the vote of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except that directors will be elected by plurality vote.

All proxies in the form enclosed received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named in the “Election of Directors” section of this Proxy Statement.

Management has not received any notice that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors and the ratification of the appointment of the independent auditors.  The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Effect of Abstentions and Broker Non-votes

Because directors are elected by plurality vote, abstentions and broker non-votes will not affect the election of directors.  With respect to any other matter that is properly before the meeting, an abstention from voting on the proposal by a stockholder will have the same effect as a vote “against” the proposal, and a broker non-vote will be counted as “not present” with respect to the proposal and therefore will have no effect on the outcome of the vote with respect thereto.

Stockholder Proposals and Nominations

Any stockholder who desires to present a proposal qualified for inclusion in our proxy material relating to the 2008 annual meeting, including stockholder nominations of directors, must forward the proposal to our Secretary at 1700 Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130 through April 30, 2007 and after that date to our Secretary at 11 North Water Street, RSA Battle House Tower, 18th Floor, Mobile, Alabama 36602, which will be our new corporate headquarters, in time for us to receive it prior to November 13, 2007.  Proxies solicited on behalf of the Board for the 2008 annual meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the 2008 annual meeting if we do not, on or before January 27, 2008, receive written notice, addressed to our Secretary at the aforementioned addresses, that the stockholder intends to submit a matter for action.

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN

           Secretary

New Orleans, Louisiana

March 13, 2007

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of

INTERNATIONAL SHIPHOLDING CORPORATION

         The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama, on Tuesday, April 24, 2007, at 1:00 p.m., Mobile time; (b) appoints Niels W. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on February 28, 2007, at the annual meeting of stockholders to be held on April 24, 2007, or any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

INTERNATIONAL SHIPHOLDING CORPORATION

APRIL 24, 2007

PLEASE DATE, SIGN AND MAIL

YOUR PROXY CARD IN THE

ENVELOPE PROVIDED AS SOON

AS POSSIBLE.

¯ Please detach along perforated line and mail in the envelope provided  ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

1.

Election of Directors:

NOMINEES:

   FOR ALL NOMINEES

o Niels W. Johnsen

o Erik F. Johnsen

  WITHHOLD AUTHORITY

o Niels M. Johnsen

      FOR ALL NOMINEES

o Erik L. Johnsen

o Harold S. Grehan, Jr.

  FOR ALL EXCEPT

o Edwin Lupberger

     (See instructions below)

o Raymond V. O'Brien, Jr.

o Edward K. Trowbridge

o H. Merritt Lane, III

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2. Proposal to ratify the appointment of Ernst & Young LLP, certified public accountants, as the independent auditors for the Corporation for the fiscal year ending December 31, 2007.

           FOR              AGAINST            ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _________________________ Date:____________

Signature of Stockholder _________________________ Date:____________

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.